                                  EXHIBIT 2.1

                          AGREEMENT FOR PLAN OF MERGER
                             DATED NOVEMBER 30, 1999




























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                                    AGREEMENT


         THIS AGREEMENT, made as of November 30, 1999 (the "Effective Date"), is by and between Roller Coaster, Inc., a Nevada corporation ("Roller Coaster") and San Diego Soccer Development Corporation, a California corporation ("SDSD").


                               W I T N E S S E T H

         WHEREAS, Roller Coaster and SDSD desire to merge.

         NOW, THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

1.       THE MERGER.

         a. MERGER. Roller Coaster and SDSD will merge pursuant to the terms of the form of the Plan of Merger, attached as Exhibit A and the form of the Articles of Merger, attached as Exhibit B.

         b. CONSULTANT FEES. SDSD shall pay to Shogun Investment Group, Ltd. ("Shogun"), as agent for Roller Coaster, $200,000 payable $50,000 within thirty days of the completion of the merger and the remainder payable in five equal monthly installments of $30,000 each with 6% interest on the outstanding balance due and payable by the 7th day of each month beginning the on the month following the completion of the merger.

         c. RIGHT OF FIRST REFUSAL. The merged entity will give a right of first refusal to Shogun to purchase up to a maximum of 50% of the next private placement of securities of the merged entity at the offering price and on the offering terms.

2. CONDUCT OF BUSINESS. The Parties shall not take any action outside of the ordinary course of business, including without limitation, the creation of new debt or the sale of additional equity pending completion of the Closing, during the 21 day period of time beginning upon the Effective Date of this Agreement (the "Due Diligence Period"). Neither Party shall participate in discussions nor actions intended to complete a transaction which would frustrate the purpose of the Merger without the prior written consent of the other party. During the Due Diligence, either Party, at its sole discretion, may terminate this Agreement without further liability by sending written notice of such termination to the other Party. This termination right expires at the end of the Due Diligence Period.

3. CONFIDENTIALITY. Without the express written consent of all the Parties hereto, each of the Parties hereto agrees to maintain in confidence and not disclose the existence of this Agreement, the terms of the Merger, or the information delivered in connection with the proposed due diligence investigation, other than disclosures required to obtain the approvals for the


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transactions contemplated hereby, disclosures to those professionals and advisors that have a need to know, or any other disclosure that may be required by applicable law. This provision shall remain binding on the Parties even if the Merger is not consummated.

4. ACCESS TO INFORMATION/DUE DILIGENCE. During the Due Diligence Period, each Party, together with their appropriate attorneys, accountants and representatives shall be permitted to make a full and complete investigation of the business of each other Party and have full access to all of the books and records of each Party during reasonable business hours. Notwithstanding the foregoing, such Parties shall treat all such information as confidential and shall not disclose such information without the prior written consent of the other Party.

5. COSTS. The Parties shall each bear their own costs and expenses, including without limitation, fees of legal counsel, accountants, and other consultants or representatives incurred in connection with the transactions contemplated hereby, whether or not they are consummated.

6. EXCLUSIVITY. In consideration of the time and resources that SDSD will devote to the transactions contemplated hereby, Roller Coaster agrees that, for the entire Due Diligence Period, it will not, and it will not allow its affiliates, directors, officers, employees, representatives, attorneys, and agents to, directly or indirectly, solicit or initiate or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership, or other entity or group (other than SDSD and its designees) concerning any sale of stock by the stockholders of, or any merger or sale of securities or substantial assets of, or any similar transaction or alternative to Roller Coaster. Roller Coaster represents that neither it nor any of its subsidiaries or affiliates are a party to or bound by any agreement with respect to any such transaction other than as contemplated by this Agreement.

7. CONDITIONS TO CLOSING. The closing of the Merger shall be subject to the satisfaction of the following conditions:

         a. Satisfactory completion of due diligence of each respective Party into the financial condition and business of the other Party;

         b. Execution by both Parties of the Plan of merger attached as Exhibit A and the Articles of Merger attached as Exhibit B;

         c. Shareholder and director approval of both Parties within 14 days following the expiration of the Due Diligence Period; and

         d. The completion of any filings required for the Merger with any governmental agencies.

8. MISCELLANEOUS. This Agreement constitutes the entire agreement among the Parties and supersedes all prior communications, agreements, and understandings, written or oral, with respect to the Merger. This Agreement may be signed in counterparts, all of which


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shall constitute the same agreement, shall be governed by the laws of the
State of California, and shall bind and inure to the benefit of the Parties and their respective successors and assigns.


SAN DIEGO SOCCER DEVELOPMENT CORPORATION a California corporation


/s/ Yan Skwara
----------------------------------------
By:  Yan Skwara
Its: President, C.E.O.

/s/ Trisha Bollman
----------------------------------------
By:  Trisha Bollman
Its: Controller, Secretary



ROLLER COASTER, INC.,
a Nevada corporation


/s/ Jeff Bradley
----------------------------------------
By:  Jeff Bradley
Its: President


/s/ John Katter
----------------------------------------
By:  John Katter
Its: Secretary











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                                    EXHIBIT A

                                 PLAN OF MERGER

         This Plan of Merger is made as of November 30, 1999, between San Diego Soccer Development Corporation, a California corporation (the "Disappearing Corporation") and Roller Coaster, Inc., a Nevada corporation (the "Surviving Corporation"). (The corporations together are sometimes referred to below as the "Constituent Corporations.")

         The Constituent Corporations agree as follows:

         1. DISAPPEARING CORPORATION is duly organized, existing and in good standing under the laws of the State of California. It has authorized 20,000,000 shares of Common Stock, $..001 par value; and no shares of Preferred Stock. It has a total of 4,755,519 shares of stock, options, and warrants presently issued and outstanding.

         2. SURVIVING CORPORATION is duly organized, existing and in good standing under the laws of the State of Nevada. It has 25,000,000 shares of authorized capital stock which is common stock, $.001 par value, of which 2,500,000 shares are issued and outstanding.

         3. THE BOARD OF DIRECTORS OF THE CONSTITUENT CORPORATIONS deem it in the best interests of the corporations and their shareholders that Disappearing Corporation be merged with Surviving Corporation in accordance with Nevada Revised Statutes, Section 92A.190. The Boards hereby adopt on behalf of their corporations the Plan of Merger as set forth herein.

         4. MERGER: Disappearing Corporation shall be merged with Surviving Corporation, which shall survive the merger. Disappearing Corporation's separate existence shall cease on the Effective Date (as defined below) of the merger. Without any other transfer or documentation, on the Effective Date, Surviving Corporation shall (i) succeed to all of Disappearing Corporation's rights and property; and (ii) be subject to all Disappearing Corporation's liabilities and obligations.

         Notwithstanding the above, after the Effective Date, the Surviving Corporation's proper officers and directors may perform any acts necessary or desirable to vest or confirm Surviving Corporation's possession of and title to any property or rights of Disappearing Corporation; or otherwise carry out this Agreement's purposes. This includes execution and delivery of deeds, assurances, assignments or other instruments.


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         5.       CONVERSION OF SHARES: By virtue of the merger and without
any action by any shareholder, upon the Effective Date, each security of Disappearing Corporation outstanding immediately prior to the Effective Date shall be converted into an equivalent security of Surviving Corporation on a one to one ratio. After this conversion, a total of 4,755,519 shares of stock, options, and warrants will be issued to the shareholders of Disappearing Corporation.

         Any Disappearing Corporation shareholder entitled to .50 or more of a share of Surviving Corporation's parent stock shall receive the next higher number of whole shares; and any such shareholder entitled to less than .50 of a share of Surviving Corporation's parent stock shall receive the next lower number of shares.

         The shares of Surviving Corporation outstanding immediately prior to the merger shall not be changed by reason of the merger.

         6. STOCK CERTIFICATES: On or after the Effective Date, all of the Disappearing Corporation's outstanding stock certificates shall be deemed to represent ownership of Surviving Corporation's parent's shares, into which Disappearing Corporation's shares have been converted (as provided above). The holders of such certificates must surrender them to the Surviving Corporation in whatever manner it may legally require. On receipt thereof, Surviving Corporation shall issue and exchange certificates for like certificates representing the number of shares to which the holder is entitled as provided above.

         Pending the surrender and exchange of certificates, the registered owner on Disappearing Corporation's books of any outstanding stock certificate shall be entitled to exercise all voting and other rights with respect to the shares of Surviving Corporation represented by the certificates, as provided above.

         7.       CHANGE IN ARTICLES OF INCORPORATION AND BYLAWS:

                  a. AMENDMENTS TO ARTICLES OF INCORPORATION. Surviving Corporation's Articles of Incorporation as amended and in effect on the Effective Date shall be amended as follows as a result of the merger:

                           i.       The name of Surviving Corporation shall be
changed to San Diego Soccer Development Corporation, a Nevada corporation.

                           ii.      The total number of shares Surviving
Corporation shall be authorized to issue are 100,000,000 shares of common stock, $.001 par value; and 50,000,000 shares of preferred stock, $.001 par value.

                  b. AMENDMENTS TO BYLAWS. Surviving Corporation's Bylaws, as amended and in effect on the Effective Date shall be amended as a result of the merger such that the Surviving Corporation shall have authorized five directorships.


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         8.       OFFICERS AND DIRECTORS: Surviving Corporation's officers and directors in effect on the Effective Date shall resign as of the Effective
Date and the following individuals shall fill the vacancies left by those resignations for the full unexpired terms of their respective offices, or until their successors have been duly elected or appointed and qualified:



              Name                 Designation (Officer/Director)
              ----                 ------------------------------

         Yan Skwara                Chief Executive Officer, President, Director

         Sam Kaloustian            Chairman of the Board, Director

         Trisha Bollman            Controller, Secretary, Director

         Chris Payne               Chief Operating Officer, Director

         Steve Peacock             Director

         9. EFFECTIVE DATE. Provided this Agreement is not abandoned, the Effective Date of merger shall be at the close of business on the date when the Articles of Merger are duly filed in the office of the Nevada Secretary of State in accordance with Nevada Revised Statutes Section 92A.200.

         10. ABANDONMENT OF MERGER: Any time prior to the Effective Date, this merger may be abandoned without further obligation or liability by action of the board of directors of either of the Constituent Corporations, notwithstanding approval of the merger by their shareholders.

         11. COUNTERPARTS: This Agreement of Merger may be executed in any number of counterparts, each of which shall constitute an original instrument.


                             SIGNATURE PAGE FOLLOWS








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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their respective duly authorized officers, as of the date first written above.

ROLLER COASTER, INC.,
a Nevada corporation
as Surviving Corporation



/s/ Jeff Bradley
----------------------------------------
By:  Jeff Bradley
Its: President


/s/ John Katter
----------------------------------------
By:  John Katter
Its: Secretary



SAN DIEGO SOCCER DEVELOPMENT CORPORATION a California corporation as Disappearing Corporation




----------------------------------------
By:  Yan Skwara
Its: President, Chief Executive Officer



----------------------------------------
By:  Trisha Bollman
Its: Controller, Secretary









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                                    EXHIBIT B

                               ARTICLES OF MERGER






















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




                               ARTICLES OF MERGER

         Jeff Bradley and John Katter hereby certify that:

         1. They are respectively President and Secretary of Roller Coaster, Inc., a Nevada corporation (the "Surviving Corporation").

         2. These Articles of Merger are being filed pursuant to Section 92A.200 of the Nevada Revised Statutes to effect a merger (the "Merger") between the Surviving Corporation and San Diego Soccer Development Corporation, a California corporation (the "Disappearing Corporation"). The Surviving Corporation and the Disappearing Corporation shall be referred to collectively as the "Constituent Entities".

         3. A Plan of Merger (the "Plan") has been adopted by each Constituent Entity.

         4. A special meeting of the board of directors and shareholders of the Surviving Corporation was held on _____________, _____. At that meeting, the Plan was approved by a vote of the directors of the Surviving Corporation. Also, at that meeting, the Secretary reported that there were ______________ shares of the Surviving Corporation's capital stock issued and outstanding and proxies voting "FOR" the Plan were received from the holders of ____________ shares or ____% of the total outstanding capital stock. Therefore, the Plan was approved by the directors and a majority of the shareholders of the Surviving Corporation.

         5. A special meeting of the board of directors and shareholders of the Disappearing Corporation was held on __________. At that meeting, the Plan was approved by a vote of the directors of the Surviving Corporation. Also, at that meeting, the Secretary reported that there were _____________ shares of the Disappearing Corporation's capital stock issued and outstanding and proxies voting "FOR" the Plan were received from the holders of ___________ shares or _____% of the total outstanding capital stock. Therefore, the Plan was approved by the directors and a majority of the shareholders of the Disappearing Corporation.

         6. The amendments to the Articles of Incorporation of the Surviving Corporation are as follows:

                  a. The name of Surviving Corporation is hereby changed to San Diego Soccer Development Corporation, a Nevada corporation.

                  b. The total number of shares Surviving Corporation is authorized to issue are 100,000,000 shares of common stock, $.001 par value; and 50,000,000 shares of preferred stock, $.001 par value.

         7. The complete executed Plan of Merger is on file at the registered office of the Surviving Corporation.

         They further declare under the penalty of perjury under the laws of the State of Nevada that the matters set forth in these Articles of Merger are true and correct of my own knowledge.


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ROLLER COASTER, INC.
a Nevada corporation as
Surviving Corporation



/s/ Jeff Bradley
----------------------------------------
By:  Jeff Bradley
Its: President


/s/ John Katter
----------------------------------------
By:  John Katter
Its: Secretary



Acknowledged:

SAN DIEGO SOCCER DEVELOPMENT CORPORATION a California corporation as
Disappearing Corporation



/s/ Yan Skwara
----------------------------------------
By:  Yan Skwara
Its: President, Chief Executive Officer


/s/ Trisha Bollman
----------------------------------------
By:  Trisha Bollman
Its: Controller, Secretary


STATE OF _____________ )
                       ) SS.
COUNTY OF ____________ )


On _______________________, 2000, before me, ________________________________,
Notary Public, personally appeared Jeff Bradley, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                       ---------------------------------------
                                                      Signature


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STATE OF _____________)
                      ) SS.
COUNTY OF ____________)

On _______________________, 2000, before me, ________________________________,
Notary Public, personally appeared John Katter, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                       ---------------------------------------
                                                      Signature


STATE OF _____________)
                      ) SS.
COUNTY OF ____________)


On _______________________, 2000, before me, ________________________________,
Notary Public, personally appeared Yan Skwara, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                       ---------------------------------------
                                                      Signature

STATE OF ____________)
                     ) SS.
COUNTY OF ___________)


On _______________________, 2000, before me, ________________________________,
Notary Public, personally appeared Trisha Bollman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                       ---------------------------------------
                                                      Signature


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